                                                                   EXHIBIT 10.61


                        AGREEMENT FOR PURCHASE AND SALE
                                       OF
                                 REAL PROPERTY
                            KERN COUNTY, CALIFORNIA


      THIS AGREEMENT IS made and entered into as of August 29, 1997, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Seller"), and BIG 4 FARMING, LLC, a limited liability company ("Buyer").


                             ARTICLE 1. DEFINITIONS
                                        -----------

      Unless the context otherwise specifies or requires, for the purposes of this Agreement, the following terms shall have the meanings set forth in this
Article 1:
---------

      Section 1.1 Close of Escrow or Closing. The terms "Close of Escrow" or
                  --------------------------
"Closing" shall mean the event of the transfer of title to the Property from Seller to Buyer.

      Section 1.2 Closing Date. The term "Closing Date" shall mean the date that
                  ------------
the Closing shall occur, which shall be a date no later than sixty (60) days following execution of this Agreement.

      Section 1.2A Crops.  The term "Crops" shall mean all growing crops
                   -----
associated with the Land. Buyer recognizes that as of the date of this Agreement, the 1997 Valencia Crop has not been harvested, but will be harvested prior to the Closing Date. The Purchase Price does not include any amount attributable to the 1997 Valencia Crop, which shall remain the sole property of Seller.

      Section 1.3 Due Diligence Period.  The term "Due Diligence Period" shall
                  --------------------
mean a period expiring thirty (30) days following execution of this Agreement.

      Section 1.4 Improvements.  The term "Improvements" shall mean all
                  ------------
improvements, and all appurtenances thereto, located on the Land, including, without limitation, all irrigation and pumping equipment, buildings and all other auxiliary amenities located on or used in the operation of the Property.

      Section 1.5 Intangible Property.  The term "Intangible Property" shall
                  -------------------
mean all water rights currently owned by Seller and used for the benefit of the Land, including, without limitation, underground water, surface water, ditch water, canal water, riparian rights, artesian well water and any ownership interest or any stock in any water company or organization, and any mineral rights held by Seller relating to the land (provided the foregoing water and mineral rights shall be transferred without representation or warranty whatsoever), any contracts affecting the Property, any names by which the Property is generally known, the Permits, and any other intangible property owned by Seller which is essential to the operation of or relates exclusively to the Property.

      Section 1.6 Land.  The term "Land" shall mean the real property consisting
                  ----
of 1,612.18 gross APN acres, more or less, (Assessor's Parcel Nos. 051-110-10, 051-110-12, 051-110-19, 051-110-37, 051-110-38, 051-110-56, 051-300-02, 051-131-
01, 051-131-03, 051-131-04, and 051-131-05), located in Kern County, California, including permanent plantings and any growing crops located on the Land at the time of Closing, exclusive of the Improvements, Personal Property and Intangible Property, more particularly described in Exhibit F.
                                         ---------

     Section 1.7   [Intentionally Deleted]

     Section 1.8  Permits. The term "Permits" shall mean any and all permits and
                  -------
other governmental authorizations related to the operation of the Property that are assignable to Buyer.

     Section 1.9   Permitted Excetions.  The term "Permitted Exceptions" shall
                   -------------------
have the meaning given such term in Section 3.1.
                                    -----------

     Section 1.10  Personal Property. The term "Personal Property" shall mean
                   -----------------
all personal property relating exclusively to the Land and Improvements and all replacements of such property, except such property as may constitute "Crops".

     Section 1.11  Preliminary Title Report. The term "Preliminary Title
                   ------------------------
Report" shall mean a current preliminary title report with respect to the Land and Improvements issued by the Title Company and delivered to Buyer in accordance with this Agreement.

     Section 1.12  Property.  The term "Property" shall mean the Land,
                   --------
the Improvements, the Crops, the Personal Property and the Intangible Property.

     Section 1.13  Title Company.  The term "Title Company" shall mean
                   -------------
Commonwealth Title Insurance Company, 1318 East Shaw Ave., Fresno, California 93710.

     Section 1.14  Title Documents.  The term "Title Documents" shall have the
                   ---------------
meaning given such term in Section 3.3.
                           -----------

     Section 1.15  Water Approvals. The Term "Water Approvals" shall have the
                   ---------------
meaning given such term in Section 4.1(f).
                           --------------


                  ARTICLE 2. PURCHASE AND SALE OF THE PROPERTY
                             ---------------------------------

      Section 2.1 Purchase and Sale. Seller agrees to sell the Property to
                  -----------------
Buyer, and Buyer agrees to purchase the Property from Seller, upon all of the terms, covenants and conditions set forth in this Agreement.

      Section 2.2 Purchase Price.  The Purchase Price for the Property (the
                  --------------
"Purchase Price") shall be SIX MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($6,750,000.00). Buyer shall pay to Seller the Purchase Price in the following manner:

      (a) Buyer shall, within five (5) business days of the execution of this Agreement, deposit TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) with the Title Company, which the Title Company shall deposit in an interest bearing account. Such funds and all interest earned thereon shall be referred to as the "Deposit". The Deposit shall be non-refundable upon the earlier of (i) Buyer's written approval of all due diligence matters related to the Property pursuant to Article 4 or (ii) the expiration of the Due Diligence Period, except as provided in Section 4.5 which provides for a refund of the Deposit in case of a
            -----------
termination of this Agreement due to Seller's inability or unwillingness to cure or for any other reason specified in Section 4.5.
                                     -----------

      (b) Seller shall provide purchase money financing in the amount of Four Million Fifty Thousand Dollars ($4,050,000) (the "Purchase Money Financing"), subject, however, to the terms and conditions of an Application for First Mortgage Loan to be made by Buyer in favor of Seller and the other terms and conditions set forth in Section 4.8.
                        -----------

      (c) On the Closing Date, Buyer shall deposit with Escrow Holder by federal wire transfer or cashier's check the remaining balance of the Purchase Price (i.e., minus the Deposit purchase money financing), plus or minus closing adjustments and prorations, if any.

      Section 2.3  Allocation of Purchase Price. The total consideration to be
                   ----------------------------
paid for the Property shall be allocated as reasonably agreed by the parties during the Due Diligence Period. The final statement submitted into Escrow by the parties pursuant to Article 7 shall reflect the final agreed allocation.

                                ARTICLE 3. TITLE
                                           -----

      Section 3. 1  Condition of Title. Seller shall convey to Buyer fee simple
                    ------------------
title to the Land and Improvements by good and sufficient Grant Deed in the form of Exhibit D (the "Deed"), subject to no exceptions other than:
   ---------

      (a) The lien for local real estate taxes not yet due or payable; and

      (b) Any other exceptions in the Preliminary Title Report approved by Buyer in writing pursuant to this Article 3.
                            ---------

The foregoing exceptions are herein referred to collectively as the "Permitted Exceptions".

      Section 3.2  Evidence of Title.  Close of Escrow shall be conditioned upon
                   -----------------
the willingness of the Title Company to issue, upon payment of its normal premium, a CLTA Owners Policy of Title Insurance with extended coverage, together with such endorsements thereto as may be requested by Buyer (the "Title Policy"), insuring Buyer in the amount of the Purchase Price that fee simple title to the Land and Improvements is vested in Buyer subject only to the Permitted Exceptions.

      Section 3.3  Title Review.  Seller has delivered to Buyer the Preliminary
                   ------------
Title Report and shall no later than five (5) business days after the date of this Agreement deliver to Buyer copies of all recorded documents referred to as exceptions to title therein (collectively, the "Title Documents"). Buyer shall have the Due Diligence Period to review matters of title.

      Section 3.4  Objections to Title. Buyer shall notify Seller in writing
                   -------------------
no later than the end of the Due Diligence Period of any objections Buyer may have, as determined in Buyer's sole discretion, to any of the exceptions to title in the Title Documents. Any title exceptions disapproved by Buyer shall be hereinafter referred to as "Title Defects". If Buyer fails to timely provide notification of Title Defects, Buyer will be deemed to have accepted the matters disclosed by the Title Documents. In the event Buyer objects to any matters affecting title, such matters will be deemed to be subject to the termination procedure specified in Section 4.5 hereof.
                       -----------


                       ARTICLE 4. CONDITIONS TO AGREEMENT
                                  -----------------------

      Section 4.1 Conditions Precedent. Buyer's obligation to purchase the
                  --------------------
Property or otherwise to perform any obligation provided in this Agreement shall be expressly conditioned upon the fulfillment of each of the following conditions precedent:

      (a) The timely performance by Seller of each and every covenant and obligation to be performed by Seller hereunder;

      (b) The delivery to Buyer upon Close of Escrow of title to the Property, and the issuance of the Title Policy, pursuant to Article 3;
                                                  ----------

      (c) Buyer's review and approval or deemed approval on or before the expiration of the Due Diligence Period of the matters referred to in
Section 6.1(a);
--------------

      (d) Buyer's approval or deemed approval on or before the expiration of the Due Diligence Period of the results of any inspection, test, examination, audit, study, review, analysis, or other review conducted by or for Buyer pursuant to

Section 4.2;
-----------

      (e) Seller's issuance of a commitment for the Purchase Money Financing and the issuance of the Purchase Money Financing on the terms of the Commitment; and

      (f) Receipt by Buyer on or before the end of the Due Diligence Period, of any and all govemmental approvals, confirmations and/or permits (collectively, the "Water Approvals") required in order to obtain adequate federal water for the farming of all of the Land.


      Section 4.2 Property Inspection. At all reasonable times prior to the
                  -------------------
expiration of the Due Diligence Period, Buyer, and its agents and representatives, shall be entitled to enter onto the Land and Improvements on reasonable prior notice to Seller, in the case of any inspection or test, to perform such inspections and tests of the Property as Buyer shall deem necessary or appropriate. Buyer shall provide Prudential with evidence of a CGL Policy in the amount of at least $1 Million per occurrence in form and substance satisfactory to Prudential, prior to any entry on the Property under the provisions of this paragraph. Buyer's tests may include, without limitation, inspections and tests designed to verify, among other matters, the conditions of any crops, the absence of asbestos, PCBs, and all other toxic, hazardous or dangerous substances, wastes or materials in, on or under the Property, provided, however, any consultant performing testing for such substances wastes or materials and the procedures to be employed by any such consultant shall be subject to the reasonable pre-approval of and supervision by Seller of such consultant's testing activities on the Property. Buyer shall also be entitled to enter upon the Land to make any inspections as it may deem appropriate of (i) the Personal Property; (ii) any and all roofs, foundations, walls and other structural components of the Improvements, if any, and any electrical, plumbing, heating, ventilating, air conditioning, refrigeration and other mechanical systems within the Improvements, and (iii) soil conditions, ground water, irrigation water supplies, delivery condition and yields of wells, the condition of the water delivery systems, the condition of the pumping system, building materials and utility areas. In addition to any physical inspections or tests of the Property, Buyer shall, during the Due Diligence Period, make any and all studies as it shall deem appropriate of zoning laws applicable to the Property, and water laws and regulations applicable to the availability of water to the Buyer (and/or any permitted assignees) with respect to the Property; or market studies, operating expense and other financial projections and analyses, real estate tax analyses, income tax analyses, and any other studies or analyses relating to the value of the Property as Buyer may deem appropriate and shall conduct such personal interviews with the operators of the Property as it shall deem appropriate. Buyer and its agents hereby agree to indemnify and hold harmless Seller and its officers, directors, agents, and employees from any and all loss, costs, damages or expense (including, without limitation, reasonable attorneys' fees) arising out of or in an any way connected with the activities of Buyer or Buyer's agents on the Property in connection with any inspection or testing, except to the extent that such liabilities, claims or damages arise out of the negligence or willful misconduct of Seller or its agents, or a breach by Seller of this Agreement.

         Section 4.3         Due Diligence Review Procedure.  Buyer shall notify
                             ------------------------------
Seller in writing on or before the expiration of the Due Diligence Period of its approval or disapproval of the subject matters of Buyer's review. Buyer may terminate the agreement for any reason, or for no reason at any time during the Due Diligence Period, in which case the Deposit will be returned to Buyer and neither party will have any further obligation to the other. If, for any reason, Buyer shall fail to provide notice of objection to any matter related to the Property or of its decision to decline to purchase the Property on or before the expiration of the Due Diligence Period, Buyer shall be deemed to have approved such matter and waived any condition to closing relative to such matter.

         Section 4.4         Waiver.  Buyer may, at any time or times on or
                             ------
before the Closing Date, at its election, waive in writing, in part or in whole any of the conditions precedent to Buyer's obligation to perform its obligations hereunder, and Buyer's consent to the Close of Escrow pursuant to this Agreement shall waive all such conditions. No such waiver shall reduce or eliminate the rights or remedies of Buyer by reason of any breach of any obligation, agreement or covenant of Seller hereunder.

         Section 4.5         Termination.  Upon receipt by Seller of any notice
                             -----------
of objection to any matter related to the Property, by written notice to Buyer, Seller may elect to cure the matter objected to by Buyer, provided Seller will provide Buyer with notice no later than five (5) days after receipt of Buyer's notice that it has made such election. If Seller does not provide a notice of intention to cure as specified in the foregoing sentence, it will be deemed to have elected not to cure and this agreement will terminate unless Buyer, by written notice provided to Seller within five (5) days after the last date upon which Seller could have provided its notice of intention to cure, waives the matter which was the subject of its objection. In the event that any of the matters objected to by Buyer as to which Seller has made an election to cure are not cured by Seller on or before ten (10) business days before the Closing Date, and any of the foregoing matters are not waived by Buyer pursuant to Section
                                                                     -------
4.4, or in the event of any other circumstance (including damage or destruction
---
to any Improvements, Buyer's declining to purchase the property for no stated reason, failure of Buyer to satisfy the terms and conditions of the Application as set forth in Section 4.8 or failure of Seller to provide the Purchase Money Financing or failure of the parties to agree on the form of purchase-money loan documents or the failure to occur of any of the conditions to Closing of either party provided in the Agreement) under which Buyer or Seller has a right to terminate this Agreement, the party exercising the right to terminate, by written notice given to the other party, may terminate this Agreement and be released from all obligations hereunder. If any of the foregoing events shall occur, all funds theretofore deposited in escrow by Buyer, including the Deposit, together with all interest accrued thereon or paid by Buyer to Seller outside of escrow, shall immediately be returned to Buyer, and all documents theretofore deposited in escrow by Buyer or Seller shall be returned to the party on whose behalf they were deposited.

        Section 4.6          "AS-IS" Sale.  Except to the extent specifically
                             ------------
provided to the contrary in this paragraph, Buyer shall rely solely on its own investigations with respect to all matters related to the Property, including, without limitation, the physical or environmental condition of the Property and any water rights or the sufficiency of any water supplies to the Property, or matters related to the zoning, marketability, economic viability or the value of the Property. Buyer acknowledges that (a) Seller has not made, nor shall Buyer rely on any statements or representations made by Seller with respect to any matters related to the Property, other than any representations and warranties set forth in this Agreement, including any and all exhibits thereto (which representations and warranties shall be deemed to include the warranties of title implicit in the

Grant Deed); (b) that all documents and instruments delivered to or made available to Buyer have been provided without representation or warranty whatsoever, other than the representations and warranties set forth in this Agreement and (c) Buyer has represented to Seller, and Seller has expressed its reliance upon Buyer's representation that Buyer is a sophisticated investor in properties such as the Property and has or has available to it the expertise to properly and fully investigate all matters related to the physical condition, zoning, marketability, economic viability or value of the Property. Buyer shall accept the Property in "AS-IS" condition without representation or warranty of Seller whatsoever, except as expressly set forth in this Agreement and the exhibits thereto (including any warranties as to title set implicit in the Grant
Deed).

      Buyer agrees that, from and after the Closing Date, Buyer, for itself and its agents, affiliates, successors and assigns, hereby RELEASES AND FOREVER DISCHARGES Seller, its agents, affiliates, successors and assignees from, and waives any right to proceed against Seller for, any and all rights, claims and demands at law or in equity relating to the physical, environmental, economic or legal condition of the Property. Notwithstanding the foregoing, Buyer expressly reserves any and all claims and demands at law or in equity arising from (i) breach of any warranties as to title implicit in the Grant Deed; (ii) the falseness, inaccuracy or breach of any representations, warranties and/or indemnities contained in any bill of sale transferring title to Personal Property and/or improvements and/or in the Assignment of Intangible Property or
(iii) the knowing falseness or inaccuracy of any representation, warranty or covenant specifically set forth in this Agreement and/or any exhibits thereto
(iv) any fraud or intentional misrepresentations. WITHOUT LIMITING THE FOREGOING, BUYER HEREBY SPECIFICALLY WAIVES, IN CONNECTION WITH THE MATTERS RELEASED ABOVE (PROVIDED THE CLAIMS AND DEMANDS AT LAW AND IN EQUITY SPECIFICALLY RESERVED TO BUYER HEREIN ARE EXPRESSLY EXCLUDED FROM THE WAIVER OF SUCH PROVISION), THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 WHICH
PROVIDE:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
        MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

BUYER HEREBY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPACT WITH LEGAL COUNSEL, AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.

                                                     /s/ S. Craig Tompkins
                                                     ---------------------
                                                          BUYER

     Section 4.7 Corporate Approval.  Buyer's  obligation to purchase the
                 ------------------
Property is conditioned on the approval on or before the expiration of the Due Diligence Period, of the terms and conditions of this Agreement, by the Board of Directors of Buyer.

      Section 4.8  Purchase Money Mortgage.  It shall be a condition to Buyer's
                   -----------------------
obligation to purchase the Property that it obtain the Purchase Money Financing from Seller in the amount of $4,050,000, which shall generally be on the terms and conditions contained in the Application attached hereto as Schedule I (the
                                                               ----------
"Application"). If the parties are unable to reasonably agree on the form of Loan Documents pursuant to the Application on or before the expiration of the Due Diligence Period, either party shall have the right to terminate this contract pursuant to Section 4.5 hereof. Buyer shall submit the Application,
                     -----------
together with any relevant fees on or before five (5) days after the date of the Expiration of the Due Diligence Period. The Interest Rate (as defined in the Application) shall be determined as of the date Buyer submits the Application and fees. Provided all of the terms and conditions of the Application shall be satisfied and Buyer shall not have terminated, breached or repudiated this Agreement or a Termination Event (as defined in the Application) shall have occurred, Lender shall issue its Commitment on or before five (5) business days prior to the Closing Date, subject to the conditions of the Application.

      Section 4.9  Matters Related to Lead-Based Paint.  Buyer acknowledges that
                   -----------------------------------
there is a residential structure located on the property, which may have been constructed prior to 1978. This contract is contingent upon a risk assessment or inspection of the property for the presence of lead-based paint and/or lead-based paint hazards at the Buyer's expense provided Buyer shall have until 9:OO P.M. on the expiration of the Due Diligence Period to complete its assessment. This contingency will be deemed satisfied on above date unless the Buyer (or Buyer's agent) delivers to Seller (or Seller's agent) a written contract addendum listing the specific existing deficiencies and corrections needed, together with a copy of the inspection and/or risk assessment report. The Seller may, at the Seller's option within five (5) days after delivery of the addendum, elect in writing whether to correct the condition(s) prior to the Closing Date. If the Seller will correct the condition(s), the Seller shall furnish Buyer with certification from a risk assessment or inspector demonstrating that the condition(s) has been remedied before the Closing Date. If the Seller does not elect to make the repairs, or if the Seller makes a counter-offer, the Buyer shall, within one (1) business day, respond to the counter-offer or remove this contingency and accept the property in "as-is" condition, or this contract shall become void. The Buyer may waive this condition at any time, with or without cause. In addition, it shall be a condition of Seller's obligation to complete the sale of the Property hereunder, that Buyer execute and return to Seller the attachment in the form of Exhibit E
                                                                      ---------
to this contract covering matters related to lead-based paint, promptly after execution of this Agreement.

      Section 4.9 [Intentionally Deleted]


                ARTICLE 5. REPRESENTATIONS AND WARRANTIES
                           ------------------------------

      Section 5.1  Seller's Representations and Warranties. Seller hereby makes
                   ---------------------------------------
the following representations and warranties. Where the term "best knowledge" is used, it shall be construed to mean the actual knowledge of Roderick T. Robertson, who is the person within Seller who has responsibility for matters related to the management of the Property:

      (a) To the best knowledge of Seller, all management, maintenance, operating, service and all other written contracts of similar nature affecting the Property which were entered into by Seller or are in Seller's possession have been delivered to Buyer.

      (b) To the best knowledge of Seller, except for the management, maintenance, operating, service and other agreements affecting the Property, and the documents referenced in the Preliminary Title Report, Seller has not entered into or undertaken any written or oral commitments, agreements or obligations of any kind currently affecting the Property.

      (c) Seller is duly organized and existing under the laws of the state of New Jersey and is qualified to do business in California. As of the date of execution of this Agreement by Seller, Seller has the full right and authority to enter into this Agreement, consummate the sale, transfers and assignments contemplated herein and otherwise perform its obligations under this Agreement and no further approvals are required to consummate the transactions contemplated hereby.


                         ARTICLE 6. COVENANTS OF SELLER
                                    -------------------

      Section 6.1  Covenants. In addition to the covenants of Seller contained
                   ---------
elsewhere in this Agreement, Seller hereby covenants with Buyer as follows, each of which covenants is material and being relied upon by Buyer:

      (a) (i) Seller has delivered or shall deliver to Buyer within five (5) business days after execution of this Agreement the following documents:

          (A) all equipment rental agreements or leases, all service, maintenance and operating contracts affecting the Property; and

          (B) a list certified by Seller describing all Personal Property, if any is included.

          (ii) Seller shall deliver to Buyer within three (3) business days after Buyer's request such other written information relating to the Property as Buyer may reasonably request, in writing, prior to the expiration of the Due Diligence Period if such information shall be in the possession of Seller.

      (b) Seller shall not (i) enter into any contract with respect to the Property which will survive the Close of Escrow or otherwise affect the use, operation or enjoyment of the Property after the Close of Escrow or (ii) change, modify, supplement, amend or cancel any existing contract or agreement relating to the Property if such change modification or supplement would survive the Close of Escrow.

      (c) At all times prior to the Close of Escrow, Seller shall (i) operate and manage or to the extent within the control of Seller, cause to be operated and managed the Property in a manner consistent with prior years' maintenance, including ordinary, reasonable and necessary cultural practices, provided, however, Seller shall reasonably consult with Buyer on matenal cultural practices, such as, for example, block selection for growth regulator spraying, and provided further, if actual expenses are expected to exceed the 1997 budget of $523,377.00 for the months of July through October, Seller will notify Buyer and consult with respect to any over-budget expenses (the above amount plus any additional expenses approved in writing by Buyer is referred to herein as the "Approved Budget"), (ii) maintain the Property in a state of repair and working order comparable to prior years' maintenance, subject to the proviso contained in the foregoing subsection and (iii) perform when due all of Seller's obligations under any agreements relating to the Property. Seller shall not remove any of the Personal Property or fixtures from the Property unless replaced by personal property or fixtures of comparable value. Seller shall deliver the Personal Property at the Close of Escrow in a condition comparable to the condition of the Personal Property on the date of this Agreement.

      (d) Seller shall pay in full, prior to the Closing Date, all bills and invoices for labor, goods, material and services of any kind relating to the Property, utility charges relating to the period pnor to the Closing Date.

      (e) After the date hereof and prior to the Closing Date, Seller shall not alienate, encumber or otherwise transfer any part of the Property or any interest therein.

      (f) Prior to the Close of Escrow, Seller shall pay in full all general, special or other assessments relating to the Property that are then due and owing and attributable to the period of Seller's ownership.


                      ARTICLE 7. TITLE, ESCROW AND CLOSING
                                 -------------------------

      Section 7.1  Escrow.  Seller has opened Escrow No 19996.10 (the "Escrow")
                   ------
with the Title Company for the purpose of consummating the purchase and sale of the Property. On or before the Closing Date (as defined below), Buyer and Seller shall provide separate escrow instructions to the Title Company consistent with the terms and conditions of this Agreement.

      Section 7.2  Closing Date.  Buyer and Seller shall consummate the
                   ------------
transaction contemplated herein through Escrow on the Closing Date.

      Section 7.3  Deposit of Documents and Funds.
                   ------------------------------

      (a) Seller shall deposit or cause to be deposited with Buyer or into escrow with the Title Company on or before the Closing Date the following documents:
            (i)   The duly executed and acknowledged Deed;

            (ii) A duly executed Bill of Sale in the form attached hereto as Exhibit A;
                  ---------

            (iii) A duly executed Assignment of Warranties, Contracts and
                  Intangible Property in the form attached hereto as Exhibit B;
                                                                     ---------

            (iv) A duly executed FIRPTA Certificate in the form attached hereto as Exhibit C;
                            ---------

            (v) A certificate updating the representations and warranties contained in Article 5 of this Agreement as of the Closing Date; and

            (vi) Seller's written escrow instructions to close escrow in accordance with the terms of this Agreement, including directions to pay the commission of the Brokers.

      (b) Buyer shall deposit or cause to be deposited with Seller or into escrow with the Title

Company on or before the Closing Date the following funds and documents:

              (i) Cash or certified funds by wire transfer in the amount of the Purchase Price less the Deposit and any other credits in favor of Buyer ("Seller's Funds");

              (ii)   [INTENTIONALLY DELETED]

              (iii) A dully executed counterpart of the Assignment of Warranties, Contracts and Intangible Property in the form attached hereto as Exhibit B; and
                                        ---------

              (iv) Buyer's written escrow instructions to close escrow in accordance with the terms of this Agreement.

      Section 7.4    Closing. The Title Company shall close escrow on the
                     -------
                     Closing Date when it is in a position to issue the Title Policy. The Title Company shall close escrow by:

      (a)    Recording the Deed;

      (b)    Issuing to Buyer the Title Policy;

      (c) If such documents are required to be deposited into escrow by Seller, delivering to Buyer the Bill of Sale, an executed counterpart of the Assignment of Warranties, Contracts and Intangible Property and the FIRPTA Certificate;

      (d) Delivering to Seller the Seller's Funds, less funds sufficient to pay the commission of CAPS, Seller's share of closing costs and any adjustments for prorations, and, if deposited in Escrow, duly executed counterparts of the Assignment Warranties, Contracts and Intangible Property.

      Section 7.5    Prorations.  Real estate taxes and payments under any
                     ----------
contracts affecting the property that shall survive the Close of Escrow shall be prorated between Seller and Buyer as of the Closing Date. Any sales taxes assessed on the transfer of the Personal Property shall be the responsibility of Buyer, and Buyer hereby agrees to indemnify Seller for the payment of any such taxes, which indemnity will survive the Closing hereunder.

      Section 7.5A   Cultural Costs.  Buyer will reimburse Seller, though the
                     --------------
Escrow for ordinary, reasonable and necessary cultural costs for the care, management and maintenance of the Property incurred subsequent to July 1, 1997 through the Closing Date, including any costs or expenses included in an Approved Budget. If there are any expenditures that are reasonable and necessary cultural costs for the care, management and maintenance of the Property incurred subsequent to July 1, 1997 through the Closing Date and are made other than in compliance with an Approved Budget, the parties shall agree in writing as to whether all or a portion of such costs or expenses shall be paid through Escrow. If the parties are unable to reasonably agree on the amount of the reimbursement of any costs or expenses reasonable and necessary for the care, management and maintenance of the Property incurred by Seller but not included in the Approved Budget, either party may send a notice to the other and if agreement is not reached in ten (10) days, the parties shall submit the matter to an individual mutually acceptable to the parties (the "Arbitrator") for arbitration, provided (a) the Arbitrator will have fifteen (15) days after his or her appointment to render a decision; (b) each party will specify in the notice the amount it claims for such expenses; (b) the Arbitrator shall make its decision consistent with custom and practice in Kern County, California for citrus crops and such arbitration shall be conducted in compliance with the rules of the AAA as to such arbitration, or as otherwise agreed by the parties and indicated in writing in their notice to the Arbitrator in connection with the Arbitrator's appointment and (d) the losing party to such arbitration shall pay the cost of the arbitration (the losing party being defined as the party whose claim for expenses varies the most from the amount determined by the arbitrator to be owing as cultural costs). At the conclusion of such arbitration, the parties will provide joint direction to Escrow Holder as to the treatment of cultural costs in Escrow, consistent with the result of the arbitration.

      Section 7.6    Closing Costs.  Seller shall pay the cost of the portion
                     -------------
of the title insurance premium attributable to a CLTA Owner's Standard Policy and the title premium associated with any title policy obtained in connection with the Purchase Money Financing. Buyer shall pay (a) all recording fees and transfer, documentary stamp or similar taxes or charges, including recording charges associated with the Purchase Money Financing and (b) the portion of the title insurance premium attributable to extended owner's coverage. Seller and Buyer shall each pay their own attorneys' fees. Escrow fees of the Title Company shall be divided equally between Seller and Buyer, provided any party breaching this Agreement shall pay the full amount of such fees if the transaction contemplated by this Agreement is not consummated by reason of such party's breach of this Agreement.

        Section 7.7           Possession.  Right to possession of the Property
                              ----------
shall transfer to Buyer on the Closing date.



                             ARTICLE 8.  REMEDIES
                                         --------

        If Seller shall have failed to perform any of the covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein (including Seller's obligation to close), Buyer may elect to terminate Buyer's obligations under this Agreement by written notice to Seller. The rights and remedies of Buyer set forth in this Section shall be in addition to all rights and remedies otherwise applicable to or provided in this Agreement or otherwise available at law or in equity, it being understood that Buyer's rights and remedies under this Agreement shall be non-exclusive and cumulative and that the exercise of one remedy or form of relief available to Buyer shall not be exclusive or constitute a waiver of any other.


              ARTICLE 9.  DAMAGE AND DESTRUCTION; EMINENT DOMAIN
                          --------------------------------------

        (a) If, prior to the Closing Date, any of the Property is the subject of any eminent domain or condemnation proceedings, whether actual or threatened, temporary or permanent, partial or total (collectively, a "Condemnation Action"), and such Condemnation Action would, in Buyer's judgment, adversely affect the use of the Property or result in the diminution in value of the Property by more than Fifty Thousand Dollars ($50,000.00), Buyer may, at its option, either (i) terminate this Agreement as provided in Section 4.5, or (ii)
                                                           -----------
close the transaction contemplated herein, in which event Seller shall assign to Buyer all of Seller's right, title and interest with respect to such Condemnation Action and any awards, damages or other compensation arising from such Condemnation Action (collectively, the "Condemnation Rights and Awards"). Unless or until Buyer has exercised its right to terminate this Agreement, Seller shall take no action with respect to such Condemnation Action without the prior written consent of Buyer. If, prior to the Closing Date, any of the Land and/or the Improvements are the subject of a Condemnation Action, and such Condemnation Action would not, in Buyer's judgment, adversely affect the use of the Property or result in the diminution in value of the Property by more than Fifty Thousand Dollars ($50,000.00), the Closing shall occur and Seller shall assign to Buyer all of Seller's Condemnation Rights and Awards. Seller shall immediately give Buyer written notice of any Condemnation Action.

        (b) If the Property, or any part thereof, is materially damaged or destroyed and not restored to the satisfaction of Buyer prior to the Closing Date, the Purchaser may terminate this Agreement, in which case the Deposit shall be returned to Buyer and neither party will have any further obligation to the other. If Buyer, however, elects to accept the Property, all proceeds of insurance paid or payable to Seller by reason of the damage or destruction (including, without limitation, for lost profits from tree or crop damage or destruction) shall be paid over or assigned to Buyer, and Seller shall also pay to Buyer the amount of any deductible or coinsurance under any policy. In the event of nonmaterial damage to the Property, which damage Seller is unwilling or unable to repair prior to Closing, Buyer shall be entitled to a reduction in the Purchase Price (which shall be applicable to the cash portion thereof payable at Close of Escrow) to the extent of the cost of repairing the damage.

                           ARTICLE 10.  COMMISSIONS.
                                        -----------

      Seller and Buyer each warrant to the other that their sole contact with the other or with the Property regarding this transaction has been through the Fresno, California office of Capital Agricultural Property Services, Inc. ("CAPS"), as the representative of Seller and James D. Vandever ("Vandever;" and both are collectively referred to herein as "Brokers"). Seller shall pay, at closing, through escrow a commission to Brokers equal to four percent (4%) of the Purchase Price, which shall be paid 50% to CAPS and 50% to Vandever. Seller and Buyer warrant that, other than the commission payable to the Brokers, no person or entity can properly claim a right to a commission, finder's fee or other compensation based upon contacts or understandings between such claimant and Buyer or Seller with respect to the transaction contemplated by this Agreement and Buyer and Seller each agrees to protect, defend and indemnify the other against and to hold it harmless from any claim, loss, cost or expense, including, without limitation, attorneys' fees and returned commissions, resulting from any claim for a commission, finder's fee or other compensation by any person or entity based upon such contacts or understandings.


                         ARTICLE 11. GENERAL PROVISIONS
                                     ------- ----------

      Section 11.1 Notices. Any notices required to be given hereunder shall be
                   -------
given in writing and shall be served either personally, overnight delivery by a recognized express company with acknowledgment of receipt by addressee, by telecopier provided receipt thereof is immediately confirmed telephonically with the person identified below, or delivered by certified or registered mail, return receipt requested, postage prepaid and addressed to the following:


TO SELLER:       The Prudential Insurance Company of America
                 Woodward Centre
                 7108 N. Fresno Street, Ste 400
                 Fresno, California 93720
                 Attention: Roderick T. Robertson, Vice President, Agricultural
                 Investments

WITH COPIES TO:  Capital Agricultural Property Services, Inc.
                 Woodward Centre
                 7108 N. Fresno Street, Ste 401
                 Fresno, California 93720
                 Attention: Dave Moore


AND:             The Prudential Realty Group
                 Four Embarcadero Center, Suite 2700
                 San Francisco, California 94111
                 Attention: Regional Counsel

TO BUYER:        Big 4 Farming LLC
                 c/o Citadel Holding Corporation
                 550 South Hope Street, Suite 1825
                 Los Angeles, CA 90071
                 Attn: S. Craig Tompkins, Vice Chairman


Notices shall be deemed received at the earlier of actual receipt or the date on which receipt is acknowledged.

      Section 11.2  Entire Agreement. This Agreement, together with the exhibits
                    ----------------
hereto, contains all representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement and the exhibits hereto.

      Section 11.3  Time.  Time is of the essence in the performance of the
                    ----
parties' respective obligations hereunder.

      Section 11.4  Attorneys' Fees. In the event of any dispute between the
                    ---------------
parties hereto, whether
relating to this Agreement or any agreement or instrument executed in connection herewith, the prevailing party shall be reimbursed for all reasonable costs incurred, including reasonable attorneys' fees. The words "attorneys' fees" as sued in this Section 11.4 and elsewhere in this Agreement shall include, in
             ------------
addition to the reasonable fees and costs of outside counsel retained by a party, the cost of in-house counsel, as determined by the employer of such counsel, which may be based on the market rate prevailing in the community where such in-house counsel is located for attorneys of comparable experience and reputation, and any court costs.

      Section 11.5  [Intentionally Deleted]

      Section 11.6  Successors and Assigns. Seller may assign this Agreement
                    ----------------------
without the consent of Buyer. This Agreement may be assigned by buyer, to one or more persons or entities, so long as Buyer shall remain liable on this Agreement and the sale of the Property to any assignee shall not violate any applicable law, including ERISA. Buyer will give notice to Seller of the final vesting not later than fifteen (15) days prior to the Closing Date. Subject to the foregoing provisions, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      Section 11.7  Counterparts. This Agreement and the exhibits hereto may be
                    ------------
executed in one or more counterparts and all so executed shall constitute one contract, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.

      Section 11.8  Construction. The parties acknowledge that each party and
                    ------------
its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The use in this Agreement, or in any agreement, instrument or certificate delivered in connection herewith, of the words "including", "such as", or words of similar import, when following any general term, statement or matter shall not be construed to limit such statement, term or matter to the specific items or matters, whether or not language of non-limitation such as "without limitation" or "but not limited to", or words of similar import are used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter.

      Section 11.9  Governing Law.  This Agreement and, unless otherwise
                    -------------
specifically provided therein, all agreements or instruments executed in connection herewith, shall be governed by and in accordance with the laws of the State of California.

      Section 11.10  Third Parties. Nothing contained in this Agreement, express
                     -------------
or implied, is intended to or shall confer upon any person or entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

      Section 11.11  Severability.  If any one or more of the provisions in this
                     ------------
Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    SECTION 11.12 LIQUIDATED DAMAGES. IN THE EVENT ALL OF THE CONDITIONS TO
                  ------------------
BUYER'S OBLIGATION TO PURCHASE THE PROPERTY HAVE BEEN SATISFIED OR WAIVED AND BUYER DOES NOT PURCHASE THE PROPERTY, PROVIDED SELLER HAS PERFORMED EACH AND EVERY OBLIGATION ON ITS PART TO PERFORM HEREUNDER, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FORTHWITH AND WITHOUT FURTHER OBLIGATIONS TO
BUYER AND TO OBTAIN IMMEDIATE DISBURSEMENT OF AND TO RETAIN THE DEPOSIT THEN HELD BY ESCROW HOLDER. SUCH RETENTION OF THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT INSTEAD IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGES WHICH WOULD
RESULT TO SELLER AS A RESULT OF SUCH FAILURE WOULD BE EXTREMELY DIFFICULT TO ESTABLISH. IN ADDITION, BUYER DESIRES TO HAVE A LIMITATION PUT UPON ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT THAT THIS TRANSACTION SHALL FAIL TO CLOSE. BY PLACING THEIR RESPECTIVE INITIALS IN THE SPACES HEREINAFTER PROVIDED, THE PARTIES ACKNOWLEDGE THAT UPON A DEFAULT BY BUYER UNDER THE TERMS OF THIS AGREEMENT SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT.

                         INITIALS: /s/ SCT        /s/ RTR
                                  -----------     --------------
                                   BUYER           SELLER

      Section 11.13  Exchange. Seller may wish to dispose of the Property by
                     --------
means of a like-kind exchange qualifying for tax-free treatment pursuant to Internal Revenue Code Section 1031 (an "Exchange"). Buyer will cooperate with Seller in effecting an Exchange, provided that such cooperation does not delay the Closing and that Seller would (a) bear and pay for all additional transaction costs attributable to the Exchange and (b) indemnify Buyer against any and all losses and liabilities that Buyer may incur as a result of its participation in the Exchange, in connection with its acquisition of the Property.

      Section 11.14 Expressions of Interest.  Upon execution of this contract
                    -----------------------
neither Seller nor Broker will seek or accept other offers or expressions of interest on the Property until such time as the Due Diligence Period terminates. If Seller or CAPS receives any offer or expressions of interest during this period, the party receiving such offer or expression will promptly advise Purchaser that such offer or expression has been made. Seller will not accept any offer unless Buyer terminates this contract pursuant to Section 4.5 hereof after the Due Diligence Period. The Confidentiality Agreement dated May 21, 1997, which is incorporated herein by this reference, will remain in effect until the Due Diligence Period shall terminate, as provided in the Confidentiality Agreement.

      Section 11.15 Survival. The obligations, representations and warranties
                    --------
and the remedies for any breach of such obligations, representations and warranties contained in this Agreement or the exhibits thereto, shall survive the Closing, to the extent not released pursuant to Section 4.6 hereof.
                                                    -----------

                IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date and year first above written.

                           SELLER:

                           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, A NEW JERSEY CORPORATION


                           By: /s/ R. T. Robertson
                              -----------------------------------
                                      Its:  Vice President
                                          -----------------------
                           BUYER:

                           BIG 4 FARMING, LLC, a limited liability company
                           By: /s/ S. Craig Tompkins
                              -----------------------------------
                                      Its:  President
                                          -----------------------
                                       12